GREAT LAKES CHEMICAL CORPORATION

1998 STOCK COMPENSATION PLAN

Approved by the Shareholders
on
May 7, 1998

(as amended on July 11, 2003)

1.      Shares Subject to Plan. 2,250,000 shares of common stock, par value $1.00 per share ("Common Stock") of Great Lakes Chemical Corporation (the "Corporation") shall be reserved for Awards granted under this Plan (the "1998 Plan").  If any Award granted under this 1998 Plan shall terminate or expire without being fully exercised for any reason prior to the end of the period under which Awards may be granted, the shares of Common Stock to which such termination or expiration relates shall again become available for Awards thereafter granted.

2.      Effective Date and Duration  This 1998 Plan shall become effective on May 7, 1998, upon its approval by the holders of a majority of the Common Stock of the Corporation present and voting (in person or by proxy) at the 1998 Annual Meeting of Stockholders, and shall continue in effect for a period of ten (10) years from the date of such stockholder approval.  Upon expiration of such ten-year period, no further Awards shall be granted (although unexercised Awards theretofore granted shall continue in effect).

3.      Awards.  The Board may grant Options, including Incentive Stock Options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Non-Qualified Options, and other stock-based awards, collectively referred to as "Awards."

4.      Administration of the 1998 Plan. The Board of Directors of the Corporation (the "Board"), which may act through its Compensation and Incentive Committee (the "Committee"), shall administer this 1998 Plan.  It may in its sole discretion determine the person or persons to whom Awards are to be granted and the number of shares to be covered by each such Award, all within the limitations set forth in this 1998 Plan. Notwithstanding the immediately preceding sentence or any other provision hereof, the Board or the Committee may from time to time grant to the Chief Executive Officer of the Corporation authority to determine the person or persons to whom Awards are to be granted, the number of shares to be covered by each such Award, and the other terms and conditions of each such Award, which terms and conditions shall be within the limitations set forth in this 1998 Plan.  It may interpret the provisions of this 1998 Plan and decide all questions of fact arising out of its application, and all such interpretations and determinations shall be conclusive and binding upon the individual employees and directors involved and all persons claiming under them.

GREAT LAKES CHEMICAL CORPORATION
1998 STOCK COMPENSATION PLAN
Approved by the Shareholders on May 7, 1998
and amended on July 8, 2003
Page  2…….

5.      Persons Eligible for Awards.  Individuals who are (a) executive officers, (b) other key employees (including those who are also directors) or (c) non-employee  directors, in  each case of the Corporation  or  any of its subsidiaries, may be granted Awards.  For this purpose, the term "subsidiary" shall mean any corporation in which the Corporation owns stock having 50 percent or more of the total combined voting power of all classes of such corporation's stock.  A person is a key employee by virtue of meeting all of the following standards: (i) such person is employed by the Corporation or its subsidiaries, (ii) such person has managerial, supervisory, professional, scientific, engineering or similar responsibilities and (iii) such person is not covered by any collective bargaining agreement binding on the Corporation or its subsidiaries.

6.      Terms and Conditions of Options. Options granted may be either Incentive Stock Options as defined in Section 422 of the Code, (hereinafter referred to as "ISOs") or options which are not within the 422 definition (hereinafter referred to as "Non-Qualified Options") (ISOs and Non-Qualified Options are referred to collectively as "Options").

(a)         Incentive Stock Options. The terms of each ISO granted shall include those terms which are required by Section 422 of the Code, and other such terms, not inconsistent therewith as the Board may determine.

(b)         Non-Qualified Options.  Subject to the minimum option price specified in paragraph (c), the terms of each Non-Qualified Option granted, which may be different in each case, shall be determined by the Board.

(c)         Minimum Option Price. The option price payable for the shares of Common Stock subject to each Option granted shall not be less than the fair market value of the Corporation's Common Stock at the time of the grant of that Option.  The fair market value of the Corporation's Common Stock at the time of the grant of an Option shall be deemed to be equal to the closing price on the preceding trading day on the New York Stock Exchange; provided, however, that during the 60-day period from and after a change in control of the Corporation, "fair market value" shall mean, other than in the case of shares of Common Stock subject to ISOs, the higher of (X) the highest closing price of the Common Stock on the New York Stock Exchange during the 60-day period prior to the change in control of the Corporation and (Y) if the change in control of the Corporation is the result of a transaction or series of transactions described in paragraphs (a), (b) or (c) of Section 13(A)(v) hereof, the highest price for shares of Common Stock paid in such transaction or series of transactions, which in the case of such paragraph (a) shall be the highest price for shares of Common Stock as reflected in a Schedule 13D filed under the Exchange Act (as defined in Section 13(A)(v)(a) hereof) by the person having made the acquisition.

GREAT LAKES CHEMICAL CORPORATION
1998 STOCK COMPENSATION PLAN
Approved by the Shareholders on May 7, 1998
and amended on July 8, 2003
Page  3…….

(d)         Maximum Number of Shares.  Subject to the provisions of Paragraph 11 hereof, the maximum number of shares that may be awarded to any participant in any year hereunder shall not exceed 150,000.

7.      Terms and Conditions of Other Stock-Based Awards.  The Committee may grant other stock-based Awards either alone or in addition to other Awards under the 1998 Plan.  The Committee will place such restrictions on such awards as the Committee determines to be necessary; provided however, that restricted stock awarded to any participant who is also a participant in the Corporation’s Management Incentive Compensation Plan may not vest solely based upon the continued employment of the participant for a specified period of time.  Subject to the provisions of Paragraphs 1 and 11 hereof, the maximum number of shares  with respect to which awards may be granted under this Paragraph 7 shall not exceed 450,000.

8.      Transfer Limitations.  Except as may be determined by the Board or the Committee, no Award granted shall be transferable otherwise than by will or the laws of descent and distribution, and no Award granted may be exercised by any person other than the person to whom the Award shall initially have been granted during the lifetime of such initial Awardee.

9.      Exercise of Awards.  Awards shall be exercised by written notice to the Corporation, which written notice must be accompanied by payment in full of the option price.  Options may be exercised in one or more installments.  Payment of the option price may be made as specified in each Award Agreement (as discussed below), (a) in cash, (b) by exchanging Common Stock of the Corporation already owned by the optionee for at least six months prior to the date of exercise, (c) by delivery of a combination of cash and Common Stock, (d) through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable to the optionee upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the aggregate exercise price of the Option or the exercised portion thereof or (e) by such other method as the Committee may determine.  The exchanged shares, plus cash, if any, must be equal to the aggregate option price of the shares acquired upon exercise of the Option.  The value to be used for any exchanged shares shall be the closing market price of the Corporation's Common Stock on the preceding trading day on the New York Stock Exchange.  Notwithstanding the foregoing, during the 60-day period from and after a change in control of the Corporation, all optionees, with respect to any or all of their respective Options, shall, unless the Committee shall determine otherwise at the time of grant, have the right, in lieu of the payment of the full Option price of the shares of Common Stock being purchased under the Options and by giving written notice to the Corporation in form satisfactory to the Committee, to elect (within such 60-day period) to surrender all or part of the Options to the Corporation and to receive in cash an amount equal to the amount by which the fair market value of shares of Common Stock on the date of exercise exceeds the option price per share of Common Stock under the Options multiplied by the number of shares of Common Stock granted under the Options as to which the right granted by this sentence shall have been exercised.

GREAT LAKES CHEMICAL CORPORATION
1998 STOCK COMPENSATION PLAN
Approved by the Shareholders on May 7, 1998
and amended on July 8, 2003
Page  4…….

(a)         Mandatory Withholding Taxes.  Whenever a Non-Qualified Option is exercised, the Corporation may require as a condition of delivery that the optionee remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto.  The optionee may elect to pay the tax by remitting (1) cash, (2) shares of Common Stock already owned by the optionee for at least six months, (3) withholding a portion of the shares otherwise deliverable to the optionee upon the exercise, or (4) by any combination of the above.  The value to be used for any shares delivered or withheld shall be the closing market price on the preceding trading day on the New York Stock Exchange.

(b)         Disqualifying Dispositions of ISO Shares.  An optionee shall be required to notify the Corporation of any disposition of shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten days of such disposition.

10.   Award Agreement. Each Option will be evidenced by a Grant Form that will specify:  (a) the Exercise Price, (b) the number of Shares subject to the Option, (c) the expiration date of the Option, (d) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (e) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (f) the conditions, if any, under which a Participant may transfer or assign Options, and (g) any other terms and conditions as the Committee, in its sole discretion may determine.  No person shall have any rights with respect to an Award unless and until the Corporation delivers to the person to whom such Award shall have been granted a grant form or other award agreement containing provisions setting forth the terms of the Awards.

GREAT LAKES CHEMICAL CORPORATION
1998 STOCK COMPENSATION PLAN
Approved by the Shareholders on May 7, 1998
and amended on July 8, 2003
Page  5…….

11.   Anti-Dilution Provision.  If, prior to the complete exercise of any Award, there shall be declared and paid a stock dividend upon the shares of Common Stock of the Corporation or if the shares shall be split up, converted, reclassified, changed into, or exchanged for, a different number or kind of securities of the Corporation, the Award, to the extent that it has not been exercised, shall entitle the holder upon the future exercise of such Award to such number and kind of securities or other property subject to the terms of the Award to which the holder would be entitled had such holder actually owned the shares subject to the unexercised portion of the Award at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or exchange; and the aggregate purchase price upon the future exercise of the Award shall be the same as if originally optioned or awarded shares were being purchased thereunder; or the Committee shall make such other adjustment to such Award as it deems appropriate.  If any such event should occur, the number of shares with respect to which Awards remain to be issued, or with respect to which Awards may be reissued, shall be similarly adjusted.

In the event the outstanding shares of Common Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or similar transaction (other than a transaction described in the previous paragraph), then each Award shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares subject to the Award would have been changed or exchanged had the Award been exercised in full prior to such transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding share, then the kind or amount of capital stock or cash, securities or other property for which the Award shall thereafter become exercisable shall be the kind and amount so receivable per share by a plurality of the shares; or the Committee shall make such other adjustment to such Award as it deems appropriate.  If any such event should occur, the number of shares with respect to which Awards remain to be issued or with respect to which Awards may be reissued, shall be similarly adjusted.

12.    Awards Granted Under Option Plans.  Options granted under the 1984 and 1993 Plans shall be governed by the provisions of the respective Plan as amended.  Awards granted under this 1998 Plan shall be governed by the provisions of this 1998 Plan.

13.    Additional Provisions.

A.     Vesting, Termination of Employment or Service.

(i)  Upon a change in control of the Corporation (as defined below), all Options shall immediately vest and become exercisable and all restrictions on other Awards shall immediately lapse.

GREAT LAKES CHEMICAL CORPORATION
1998 STOCK COMPENSATION PLAN
Approved by the Shareholders on May 7, 1998
and amended on July 8, 2003
Page  6…….

(ii)  The following provisions shall be applicable in the event of an Awardee's termination of employment or service, except as may be otherwise determined by the Board or the Committee.  An Award shall be exercisable only during the Awardee's employment by or service with the Corporation and for up to three months after the termination of such employment or service for any reason (including but not limited to any such termination of employment or service which occurs following a change in control of the Corporation), except that in the Board's (or, if such authority is delegated by the Board, the Committee's or the Chief Executive Officer's) discretion, an Award may be exercisable for a period of up to three years after retirement or death, or for up to ten years after mandatory retirement under the Executive Mandatory Retirement Policy.

(iii)  Except as otherwise determined by the Board or the Committee, an Award may be exercised after the termination of an Awardee's employment or service with the Corporation only to the extent that (a) the Awardee was entitled to do so on the date of termination (after giving effect to Section 13(A)(i) above), and (b) the Award would not have expired prior to the date of such exercise had the Awardee continued to be employed by (or to be in the service of ) the Corporation.

(iv)  The Board (or if such authority is delegated by the Board, the Committee or the Chief Executive Officer) may in its discretion determine that an authorized leave of absence or disability shall be deemed to satisfy this 1998 Plan's employment or service requirements.

(v)  For purposes of this 1998 Plan, a "change in control of the Corporation" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(a)
any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than (i) the Corporation, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation (any such person is hereinafter referred to as a "Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 20% of the combined voting power of the Corporation's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation);

GREAT LAKES CHEMICAL CORPORATION
1998 STOCK COMPENSATION PLAN
Approved by the Shareholders on May 7, 1998
and amended on July 8, 2003
Page  7…….

(b)
there is consummated a merger or consolidation of the Corporation with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Corporation outstanding immediately prior thereto holding securities which represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, immediately after such merger or consolidation, more than 70% of the combined voting power of the voting securities of either the Corporation or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation;

(c)
the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets; or

(d)
during any period of two consecutive years (not including any period prior to the date of this 1998 Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (a), (b) or (c) of this paragraph) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

For purposes of this 1998 Plan, where a change in control of the Corporation results from a series of related transactions, the change in control of the Corporation shall be deemed to have occurred on the date of the consummation of the first such transaction.  For purposes of clause (a) of this subsection, the stockholders of another corporation (other than the Corporation or a corporation described in subclause (iv) of clause (a) of this subsection) shall be deemed to constitute a Person.  Further, the sale, transfer, or other disposition of a subsidiary of the Corporation shall not constitute a change in control of the Corporation giving rise to payments or benefits under this 1998 Plan.

GREAT LAKES CHEMICAL CORPORATION
1998 STOCK COMPENSATION PLAN
Approved by the Shareholders on May 7, 1998
and amended on July 8, 2003
Page  8…….

Notwithstanding any other provision hereof, a "change in control of the Corporation" shall not be deemed to have occurred by virtue of the Corporation entering into any agreement with respect to, the public announcement of, the approval by the Corporation's stockholders or directors of, or the consummation of, any transaction or series of integrated transactions (including any merger or other business combination transaction) entered into in connection with, or expressly conditioned upon the occurrence of, a spin-off (such transaction or series of integrated transactions, the "Spin-Off Transaction") immediately following which the recordholders of the Common Stock of the Corporation immediately prior to the Spin-Off Transaction continue to have substantially the same proportionate ownership in the spun-off entity as they had in the Corporation immediately prior to the Spin-Off Transaction; provided that such Spin-Off Transaction (including any related merger of other business combination transaction) has been approved by a vote of a majority of the Corporation's Continuing Directors (as defined below) then in office.  For purposes of this 1998 Plan, a "Continuing Director" shall mean any member of the Board of the Corporation who is a member of the Board as of the date of this 1998 Plan and any person who subsequently becomes a member of the Board, if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

B.    Listings, Registration and Compliance With Laws and Regulations.

(i)  Each Award shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to the Award upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue or purchase of shares thereunder, no such Award may be exercised or paid in Common Stock in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board and the Awardee will supply the Corporation with such certificates, representations and information as the Corporation shall request and shall otherwise cooperate with the Corporation in obtaining such listing, registration, qualification, consent or approval.  In the case of executive officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, the Board may at any time impose any limitations upon the exercise of an Award which, in the Board's discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder.  Prior to the occurrence of a change in control of the Corporation, if the Corporation, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Award may be exercised, the Board may, in its discretion and without the Awardee's consent, so reduce such period on not less than 15 days written notice to the Awardee.

GREAT LAKES CHEMICAL CORPORATION
1998 STOCK COMPENSATION PLAN
Approved by the Shareholders on May 7, 1998
and amended on July 8, 2003
Page  9…….

(ii)  Notwithstanding the terms of this paragraph, no Awardee shall have the right to require the Corporation to register, list or qualify said Award or any of the stock underlying such Option.

C.     Amendment of the 1998 Plan.  Except as provided in the following sentence and as required by law, the Corporation's Board shall have complete power and authority to amend this 1998 Plan at any time and no approval by the Corporation's stockholders or by any other person, committee or other entity of any kind shall be required to make any such amendment effective.  The Board shall not, however, increase the maximum number of shares available for Awards granted unless such increase shall either be approved by the Corporation's stockholders or shall be permitted by Paragraph 11.  No termination or amendment may, without consent of the individual to whom any Award shall have been granted under the 1998 Plan, adversely affect the rights of such individual under such Award.

D.     Captions.  The captions (i.e., all boldfaced words) are for convenience only, do not constitute a part of this 1998 Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of this 1998 Plan, and all provisions shall be construed as if no captions had been used.

E.      Severability.  Whenever possible, each provision in this 1998 Plan and in every Award at any time granted under this 1998 Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this 1998 Plan or any Award at any time granted under this 1998 Plan shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions and every Award at any time granted under this 1998 Plan shall remain in full force and effect.

F.      No Strict Construction.  No rule of strict construction shall be applied against the Corporation, the Board, or any other person in the interpretation of any of the terms of this 1998 Plan, any Award granted under this 1998 Plan or any rule or procedure established by the Board or the Committee.

GREAT LAKES CHEMICAL CORPORATION
1998 STOCK COMPENSATION PLAN
Approved by the Shareholders on May 7, 1998
and amended on July 8, 2003
Page  10…….

G.     Applicable Law.  Every Award at any time granted under this 1998 Plan shall be deemed to be a contract made under the laws of the State of Indiana.  For all purposes, both this 1998 Plan and every Award granted under this 1998 Plan shall be construed in accordance with and governed by the laws of the State of Indiana.